EXHIBIT 21

LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.

The following is a list of subsidiaries of the Company as of December 31, 2011.

Name	Jurisdiction

International Flavors & Fragrances SRL	Argentina

Bush Boake Allen Australia Pty Ltd	Australia

IFF Australia Holdings Pty Ltd	Australia

International Flavours & Fragrances (Australia) Pty Ltd	Australia

Bush Boake Allen Barbados Inc.	Barbados

Alva Insurance Ltd	Bermuda

I.F.F. Essencias e Fragrancias Ltda.	Brazil

Bush Boake Allen Industria E Commercial do Brasil Limitada	Brazil

International Flavors & Fragrances I.F.F. (Canada) Ltd.	Canada

Bush Boake Allen (Chile) S.A.	Chile

IFF Sabores y Fragancias de Chile Ltda.	Chile

International Flavors & Fragrances (Hangzhou) Co. Ltd	China

International Flavors & Fragrances (Zhejiang) Co., Ltd.	China

International Flavors & Fragrances (China) Ltd.	China

Sichaun Jian’ge Linyuan Fragrances Co. Ltd	China

Sabores y Fragancias S.A.	Colombia

International Flavors & Fragrances (Middle East) FZ-LLC	Dubai

International Flavors & Fragrances I.F.F. (Middle East) FZE	Dubai

Misr Co. for Aromatic Products (MARP) S.A.E.	Egypt

International Flavors & Fragrances I.F.F. (France) SAS	France

International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.	Germany

IFF Worldwide (Gibraltar) Limited	Gibraltar

IFF (Gibraltar) Holdings Limited	Gibraltar

International Flavors & Fragrances (Hong Kong) Limited	Hong Kong

Essence Scientific Research Private Limited	India

Fragrance Holdings Private Limited	India

International Flavours & Fragrances India Private Limited	India

P.T. Essence Indonesia	Indonesia

IFF Capital Services Ltd.	Ireland

IFF Financial Services Ltd.	Ireland

Irish Flavours and Fragrances Limited	Ireland

Aromatics Holdings Limited	Ireland

International Flavors & Fragrances Irish Acquisition Company Limited	Ireland

International Flavors & Fragrances I.F.F. (Israel) Ltd.	Israel

International Flavors & Fragrances I.F.F. (Italia) S.r.l.	Italy

Bush Boake Allen (Jamaica) Limited	Jamaica

International Flavors & Fragrances (Japan) Ltd.	Japan

IFF (Korea) Inc.	Korea

International Flavors & Fragrances EAME CV	Luxembourg

IFF (Gibraltar) Holdings (Luxembourg) SCS	Luxembourg

International Flavors & Fragrances (Luxembourg) S.a.r.l.	Luxembourg

International Flavors & Fragrances Ardenne S.a.r.l.	Luxembourg

International Flavours & Fragrances (Mauritius) Ltd.	Mauritius

Bush Boake Allen Controladora S.A. de C.V.	Mexico

IFF Mexico Manufactura S.A. de C.V.	Mexico

International Flavors & Fragrances (Mexico) S. de R.L. de C.V.	Mexico

International Flavors & Fragrances I.F.F. (Nederland) International B.V.	Netherland

Bush Boake Allen Benelux B.V.	Netherland

International Flavors & Fragrances (Nederland) Holding B.V.	Netherland

International Flavors & Fragrances I.F.F. (Nederland) B.V.	Netherland

International Flavours & Fragrances (NZ) Ltd	New Zealand

Bush Boake Allen (NZ) Ltd	New Zealand

International Flavors & Fragrances (Philippines), Inc.	Philippines

International Flavors & Fragrances (Poland) Sp.z.o.o.	Poland

International Flavors & Fragrances I.F.F. (Portugal) Limitada	Portugal

International Flavors & Fragrances (Greater Asia) Pte Ltd	Singapore

International Flavors & Fragrances Singapore Pte Ltd	Singapore

International Flavors & Fragrances (Asia Pacific) Pte Ltd	Singapore

International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.	South Africa

International Flavors & Fragrances I.F. F. (Espana) S.A.	Spain

IFF Latin American Holdings (Espana) S.L.	Spain

IFF - Benicarlo S.L.	Spain

International Flavors & Fragrances I.F.F. (Norden) AB	Sweden

International Flavors & Fragrances I.F.F. (Switzerland) A.G.	Switzerland

International Flavours & Fragrances (Thailand) Ltd.	Thailand

IFF Aroma Esans Sanayi Ve Ticaret A.S.	Turkey

A. Boake, Roberts And Company (Holding), Limited	England

International Flavours & Fragrances (CIL) Limited	England

Bush Boake Allen Enterprises Ltd.	England

Bush Boake Allen Limited	England

Bush Boake Allen (Pension Trustees) Limited	England

Bush Boake Allen Pension Investments Limited	England

Bush Boake Allen Holdings (U.K.) Limited	England

IFF Augusta Limited	England

International Flavours & Fragrances (GB) Holdings Limited	England

International Flavours & Fragrances I.F.F. (Great Britain) Ltd.	England

IFF Mexico Holdings LLC	Delaware

Asian Investments, Inc.	Delaware

Bush Boake Allen Inc.	Virginia

IFF Chemical Holdings Inc.	Delaware

IFF International Inc.	New York

International Flavors & Fragrances (Caribe) Inc.	Delaware

van Ameringen-Haebler, Inc.	New York

Fragrances Ingredients Holdings Inc.	Delaware

Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe

International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe

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